Exhibit 99.1

Barnwell Industries, Inc. Reports Results for Its Second Quarter Ended March 31, 2026

Sequential Quarter-on-Quarter Results Improve as Company Lowers Costs, Strengthens Balance Sheet and Advances Strategic Review

HOUSTON, TX / ACCESS Newswire / May 21, 2026 / Barnwell Industries, Inc. (NYSE American:BRN) today reported financial results for its second quarter ended March 31, 2026.

Barnwell continued to improve its operating and cost structure during the second quarter as the Company benefited from lower administrative expenses, improved oil and gas operating results, and the completion of its corporate transition from Honolulu, Hawai‘i to a lower-cost Houston based platform.

For the quarter ended March 31, 2026, Barnwell reported revenue of $2,535,000 and a consolidated net loss of $1,116,000, compared to revenue of $2,630,000 and a consolidated net loss of $1,412,000 million for the quarter ended December 31, 2025. Net loss attributable to Barnwell shareholders improved to $1,150,000, or $0.09 per share, compared with $1,426,000, or $0.13 per share, in the prior quarter. The Company remained debt free and ended the quarter with $4,016,000 in cash and cash equivalents and working capital of $2,152,000.

Management believes sequential quarter-on-quarter comparisons provide the most meaningful framework for evaluating recent performance given the Company’s previously disclosed divestitures of its U.S. and select Canadian oil and gas assets, which meaningfully reduced the asset base relative to the prior-year, as well as the Company’s ongoing transition towards a leaner and more efficient operating structure.

Efficiencies, Cost Reduction Initiatives, and Overall Operational Results Improvements

During the quarter, Barnwell continued to execute initiatives focused on streamlining operations, reducing overhead, and improving long-term operating leverage. Salaries, wages and bonuses declined 26% compared to the quarter ended December 31, 2025. General and administrative expenses decreased to $1,521,000 from $1,616,000 in the prior quarter. Cash general and administrative expenses, a non-GAAP measure excluding share-based compensation and other non-cash items, declined 8% sequentially to $1,392,000 from $1,519,000. Excluding insurance recoveries of $26,000 in the current quarter and $52,000 in the prior quarter, cash general and administrative expenses declined approximately 10% quarter-over-quarter. The Company expects additional benefits from its lower-cost operating structure in future periods following the completion of the corporate headquarters transition from Honolulu to Houston and the establishment of its new finance team.

Compared to the quarter ended December 31, 2025, Barnwell reduced its net loss from continuing operations by approximately 21%, lowered cash general and administrative expenses by 8%, improved oil and natural gas operating performance, and maintained a debt-free balance sheet with over $4.0 million of cash and cash equivalents.

Oil and Natural Gas Operating Results

Oil and natural gas operating results increased by $119,000 to a positive $87,000 for the three months ended March 31, 2026 compared to the three months ended December 31, 2025. This increase was attributable to a $228,000 decrease in oil and natural gas operating expenses and a $38,000 decrease in oil and natural gas depletion expense, partially offset by a $147,000 decrease in oil and natural gas revenues. Barnwell’s oil and gas operating results following the second quarter continue to be positively impacted by the elevated recent prices for oil.

Foreign Currency Gain

Net loss from continuing operations for the three months ended March 31, 2026 included a $58,000 foreign currency loss, compared to a $47,000 gain in the prior quarter. This reflects an unfavorable impact of $105,000 due to changes in the U.S. dollar relative to the Canadian dollar on intercompany balances.

Completed Transition from Honolulu to Houston Headquarters

As previously reported, during the quarter, Barnwell completed the relocation of its corporate headquarters from Honolulu to Houston. The Company believes that this transition has already contributed meaningfully to lower compensation and administrative costs, despite only a portion of the current quarter reflecting the benefits of the reduced cost structure. Barnwell’s Calgary, Alberta office remains an important operational hub supporting the Company’s Canadian operations, including its Twining oil and gas asset, and ensuring continuity through the presence of key management personnel.

Canadian Oil and Gas Business Sale Process

As previously reported, Barnwell has retained an independent financial advisor to assist in evaluating strategic alternatives with respect to its Canadian oil and gas business, including the potential sale of such assets. As part of this process, the Company has solicited and is evaluating indications of interest from potential counterparties. The Company has not determined whether it will pursue or consummate any transaction. However, management and the Board of the Directors believe that the current commodity price environment and industry backdrop may present an attractive opportunity to maximize shareholder value in this respect. There can be no assurance that this process will result in a transaction or that any such transaction will achieve the benefits management anticipates.

Sale of Hawaiian Real Estate-Increment II

Also as previously reported, in November 2025, Kaupulehu Developments, a Hawaiian partnership, in which Barnwell holds a 77.6% economic interest, agreed to surrender all remaining rights in the Increment II real estate located on the Island of Hawai‘i in exchange for total consideration of $2,000,000, of which $70,000 has been received. Separately, KD Kukio Resorts, LLLP, KD Maniniowali, LLLP, and KD Kaupulehu, LLLP, entities in which Barnwell holds a 19.6% economic interest, entered into agreements to sell their remaining interests in Increment II for aggregate consideration of $2,109,000. These transactions remain subject to the purchaser’s election to proceed and customary closing conditions. Following completion of these transactions, Barnwell will continue to maintain business interests in real estate and related holdings on the Island of Hawai’i.

At-the-Market Securities Sales Facility

In February 2026, the Company entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), under which the Company may, from time to time, sell shares of the Company’s common stock in “at the market” offerings through or to the Agent. These offerings have an aggregate offering price of up to $50,000,000, which amount was initially limited to $3,200,000, but subsequently in April 2026 was increased to $4,298,000.

To date, Barnwell has issued 1,810,496 shares of common stock (926,403 in the second quarter) at an average sales price of $1.27/share ($1.22/share in the quarter), totaling gross proceeds of $2,297,000 ($1,133,000 in the quarter). This facility, together with the previously disclosed November 2025 private placement which raised gross proceeds of $2,443,000, has strengthened Barnwell’s balance sheet and enhanced the Company’s flexibility to pursue strategic growth initiatives.

Summary and Outlook

Barnwell’s immediate priorities include disciplined execution within its core oil and gas operations and completing the assessment of whether to sell the Canadian oil and gas business. At the same time, the Company continues to evaluate strategic alternatives and value-creation opportunities, including possible mergers and acquisitions activities, across a broader set of industries. This review is not limited to the energy sector and reflects the Board’s view that Barnwell’s experienced, multidisciplinary management team and directors are well positioned to assess and execute accretive opportunities where appropriate. Chief Financial Officer Philip Patman, Jr., together with Sean Wallace, former Chief Financial Officer to AST SpaceMobile and a senior advisor to the Company, continues to lead this process.

Management believes that Barnwell’s debt-free balance sheet, growing cash and cash equivalents and positive working capital position, longstanding public company platform, U.S. net operating loss carryforwards, legacy operations in Hawai‘i, and high-quality Canadian oil and gas assets together provide a flexible and durable foundation from which to pursue these efforts.

Mr. Patman stated, “Barnwell today is a significantly leaner, more flexible, and better capitalized company than it was a year ago. We have materially reduced our cost structure, strengthened the balance sheet, and maintained substantial strategic optionality at a time when energy markets and broader corporate transaction opportunities may become increasingly attractive.

Our focus is straightforward: allocate capital rationally, maximize the value of our existing asset base, and pursue opportunities that can generate meaningful long-term per share value creation for shareholders. We believe Barnwell’s debt-free balance sheet, public company platform, tax assets, and operational infrastructure provide a strong foundation from which to execute this strategy.”

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for its last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the Securities and Exchange Commission.

The Company defines cash general and administrative expenses as general and administrative expenses excluding stock‑based compensation expense and other non-cash items. Management believes that cash general and administrative expenses provides useful supplemental information to investors by facilitating comparisons of the Company’s core operating cost structure, excluding non-cash expenses. Cash general and administrative expenses should not be considered in isolation or as a substitute for general and administrative expenses prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures used by other companies.

Reconciliation of GAAP to Non-GAAP Financial Measure

	Three months ended
	March 31, 2026	December 31, 2025

General and administrative expenses	$1,521,000	$1,616,000
Less:
Share-based compensation	128,000	94,000
Other non-cash items	1,000	3,000
Cash general and administrative expenses	$1,392,000	$1,519,000

COMPARATIVE OPERATING RESULTS

(Unaudited)

	Three months ended March 31,		Three months ended March 31,
	2026	2025	2026	2025

Revenues	$2,535,000	$3,569,000	$5,281,000	$7,503,000

Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(1,150,000)	$(1,538,000)	$(2,576,000)	$(3,136,000)
Net loss from discontinued operations	-	331,000	-	12,000
Net loss attributable to Barnwell Industries, Inc.	$(1,150,000)	$(1,207,000)	$(2,576,000)	$(3,124,000)

Basic and diluted net loss per share:
Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(0.09)	$(0.15)	$(0.22)	$(0.31)
Net loss from discontinued operations	-	0.03	-	-
Net loss attributable to Barnwell Industries, Inc.	$(0.09)	$(0.12)	$(0.22)	$(0.31)

Weighted-average number of common shares outstanding:
Basic and diluted	12,672,012	10,053,534	11,875,997	10,050,319

COMPANY:	Barnwell Industries, Inc. 24 Greenway Plaza, Suite 1800Q Houston, Texas 77046 Telephone: (713) 730-7026 Website: www.brninc.com

CONTACT:	Philip Patman, Jr. Chief Financial Officer and Treasurer Phone: (713) 730-7026 Email: barnwellinfo@brninc.com